As filed with the Securities and Exchange Commission on May 16, 2018
Registration No. 333-30867

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8 (No. 333-30867)
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MASCO CORPORATION
(Exact Name of Registrant as specified in its charter)

Delaware		38-1794485
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
17450 College Parkway Livonia, Michigan 48152
(Address of Principal Executive Offices)

MASCO CORPORATION 1997 NON-EMPLOYEE DIRECTORS STOCK PLAN
(Full title of the plan)

Kenneth G. Cole Vice President, General Counsel and Secretary Masco Corporation 17450 College Parkway Livonia, Michigan 48152

(Name and address of agent for service) 313-274-7400 (Telephone number, including area code of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I
EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES
This Post-Effective Amendment No. 1 (this “Amendment”) relates to the Registration Statement on Form S-8 (the “Registration Statement”), File No. 333-30867 of Masco Corporation (the “Company”), which was filed with the Securities and Exchange Commission and became effective on July 8, 1997. The Registration Statement registered 500,000 shares of Company common stock, par value $1.00 per share, for issuance under the Company’s 1997 Non-Employee Directors Stock Plan. This Amendment is being filed for the sole purpose of terminating the Registration Statement and deregistering any unissued shares of common stock previously registered under the Registration Statement. The Company hereby removes from registration any and all unissued shares of Company common stock registered under the Registration Statement.

SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livonia, Michigan on May 16, 2018.

MASCO CORPORATION
By:	/s/ John G. Sznewajs
Name:	John G. Sznewajs
Title:	Vice President, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Principal Executive Officer
/s/ Keith J. Allman	President and Chief Executive Officer	May 16, 2018
Keith J. Allman	and Director

Principal Financial Officer
/s/ John G. Sznewajs	Vice President, Chief Financial Officer	May 16, 2018
John G. Sznewajs

Principal Accounting Officer
/s/ John P. Lindow	Vice President, Controller	May 16, 2018
John P. Lindow	and Chief Accounting Officer

/s/ J. Michael Losh	Chairman of the Board	May 16, 2018
J. Michael Losh

/s/ Richard A. Manoogian	Chairman Emeritus	May 16, 2018
Richard A. Manoogian

/s/ Mark R. Alexander	Director	May 16, 2018
Mark R. Alexander

/s/ Marie A. Ffolkes	Director	May 16, 2018
Marie A. Ffolkes

/s/ Christopher A. O’Herlihy	Director	May 16, 2018
Christopher A. O’Herlihy

/s/ Donald R. Parfet	Director	May 16, 2018
Donald R. Parfet

/s/ Lisa A. Payne	Director	May 16, 2018
Lisa A. Payne

/s/ John C. Plant	Director	May 16, 2018
John C. Plant

/s/ Charles K. Stevens, III	Director	May 16, 2018
Charles K. Stevens, III

/s/ Reginald M. Turner, Jr.	Director	May 16, 2018
Reginald M. Turner, Jr.